Exhibit 1.1

[•] Shares

HINGE HEALTH, INC.

CLASS A COMMON STOCK, PAR VALUE $0.00001 PER SHARE

UNDERWRITING AGREEMENT

[•], 2025

[•], 2025

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Hinge Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [•] shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [•] shares of Class A Common Stock (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC, Barclays Capital Inc. and BofA Securities, Inc., as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of the Company’s Class B common stock, par value $0.00001 per share, are hereinafter referred to as the “Class B Common Stock.” The Class A Common Stock and the Class B Common Stock are collectively hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.” The Company and each of its consolidated entities, including the Company’s subsidiaries listed on Schedule IV hereto, are hereinafter collectively referred to as the “Hinge Health Entities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-285682), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information and the free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 11(c) herein).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if used after the effective date of this Agreement, will comply, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each Hinge Health Entity has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and each services agreement between the Company, Hinge Health MSO, Inc. and each of the professional corporations listed on Schedule IV hereto (the “Affiliated PCs”) existing as of the date hereof and as of the Closing Date and each Option Closing Date, as applicable, has been duly authorized, executed and delivered by the Company and Hinge Health MSO, Inc. and is in full force and effect.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived or satisfied.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon any Hinge Health Entity that is material to the Hinge Health Entities, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Hinge Health Entity, except, in the case of clauses (i) and (iii), as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except (x) such as have been obtained or waived, and (y) such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Hinge Health Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which any Hinge Health Entity is a party or to which any of the properties of any of the Hinge Health Entities is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which any Hinge Health Entity is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) Except as would not, whether individually or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole: (i) since December 1, 2019, none of the Hinge Health Entities have received any Form 483 that remains unresolved, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”), or other comparable governmental authority, in each case alleging or asserting noncompliance with the terms of any permits or clearances required by any applicable Health Care Laws (as defined below) (collectively, “Authorizations”); (ii) each of the Hinge Health Entities possess all Authorizations and such Authorizations are valid and in full force and effect and none of the Hinge Health Entities is in violation in respect of any term of any such

Authorizations; (iii) none of the Hinge Health Entities have received written notice that any governmental authority has taken or intends to take action to limit, suspend, adversely modify or revoke any Authorizations nor does the Company have any knowledge that any such governmental authority is threatening such action, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would reasonably be expected to allow revocation, termination or impairment of the rights of the holder of any Authorization; (iv) (a) each of the Hinge Health Entities have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Authorizations (“Submissions”), (b) all such Submissions were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), and (c) the Company has no knowledge of any reasonable basis for any liability with respect to such Submissions; (v) none of the Hinge Health Entities have, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other written notice of action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation of any product; and (vi) none of the Hinge Health Entities have, and to the Company’s knowledge, none of their respective officers, employees and authorized agents have, made any untrue statement of a material fact or fraudulent statement to any governmental authority or knowingly failed to disclose a material fact required to be disclosed to any governmental authority.

(n) (i) Except, in each case, as would not, whether individually or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole, each of the Hinge Health Entities is currently in compliance with all applicable Healthcare Laws; and (ii) since December 1, 2019, none of the Hinge Health Entities or, to the Company’s knowledge, any Affiliated PC has received any written notice from any governmental or regulatory authority alleging potential or actual non-compliance by, or liability of, any Hinge Health Entity or Affiliated PC under any applicable Healthcare Laws, including without limitation (a) the employment of medical professionals, including physicians and physical therapists, and the provision of medical or physical therapy services or (b) the unauthorized or unlicensed practice of medical or physical therapy services, except, in each case, as would not, whether individually or in the aggregate, reasonably be expected to have a material effect on the Hinge Health Entities, taken as a whole. “Healthcare Laws” means any local, state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to any Hinge Health Entity or Affiliated PC, including but not limited to, such laws, rules and regulations relating to the provision, administration, marketing or advertising of, and/or billing, coding, reimbursement or payment for, healthcare or healthcare-related products or services, including, but not limited to (i) any laws related to the development, clearance, approval, distribution, or provision of medical devices; (ii) any laws concerning the practice of medicine or physical therapy, the employment of, or contracting with, physicians, physical therapists and other healthcare professionals; and (iii) licensure laws, including all licensure, scope of practice and supervision laws relating to the practice of medicine, physical therapy or healthcare-related services or licensure.

(o) The clinical trials conducted by or on behalf of, or sponsored by, the Hinge Health Entities, the results of which (i) have been or will be submitted to governmental or regulatory authorities in connection with requests for Authorizations, and (ii) are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, were, and if still pending, are being conducted in accordance with all applicable Healthcare Laws; the descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of such studies and tests are accurate; none of the Hinge Health Entities has knowledge of any clinical trials, the results of which are inconsistent with or call into question in any material respect the results of the clinical trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Hinge Health Entities have not received any written notices or correspondence from the FDA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold of any clinical trials currently being conducted or proposed to be conducted by or on behalf of, or sponsored by, any Hinge Health Entity.

(p) Except as would not, whether individually or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole, since December 1, 2019: (i) the manufacture of the Hinge Health Entities’ products, whether by or on behalf of the Hinge Health Entities, is being conducted in compliance with the Federal Food, Drug, and Cosmetic Act, including, without limitation, 21 CFR Part 820; and (ii) no Hinge Health Entity has had any manufacturing site (whether owned by a Hinge Health Entity or that of a third-party manufacturer for the Hinge Health Entities’ products) subject to a governmental authority (including the FDA) shutdown or import or export prohibition.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Each of the Hinge Health Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, as presently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole.

(t) Except as have otherwise been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby or as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) None of the Hinge Health Entities or any of their affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of any of the Hinge Health Entities or their affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Hinge Health Entities or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(v) The operations of each of the Hinge Health Entities are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(w) (i) None of the Hinge Health Entities, or any director, officer, employee thereof, or to the Company’s knowledge, any agent, affiliate, or representative of any of the Hinge Health Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) Each of the Hinge Health Entities (a) has not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (b) is not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(x) None of the Hinge Health Entities will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii) to fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(y) Each of the Hinge Health Entities has conducted and will conduct its businesses in compliance with the applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving any Hinge Health Entity with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened. The Hinge Health Entities and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(z) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Hinge Health Entities, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon the exercise or settlement of equity awards or warrants (including any “net” or “cashless” exercises or settlements) or grants of equity awards or forfeiture of equity awards, in the case of equity awards, granted pursuant to the equity compensation plans, in each case as described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus) or material change in the short-term debt or long-term debt of the Hinge Health Entities, taken as a whole, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(aa) None of the Hinge Health Entities owns real property. Each of the Hinge Health Entities has good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1(bb) owned by them which is material to the respective businesses of the Hinge Health Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Hinge Health Entities; and any real property and buildings held under lease by the Hinge Health Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Hinge Health Entities.

(bb) Except as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole, (i) the Hinge Health Entities own or have valid and enforceable rights to use any and all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, social media identifiers and accounts, other source indicators and other intellectual property or similar proprietary or industrial rights throughout the world (including any and all registrations and applications for registration of, and goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”), in each case, used or held for use in, or otherwise necessary to the conduct of their respective businesses as now operated by them; (ii) the Intellectual Property Rights owned by the Hinge Health Entities and, to the Company’s knowledge, the Intellectual Property Rights exclusively licensed to the Hinge Health Entities, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of, or any rights of the Hinge Health Entities in, any such Intellectual Property Rights; (iii) none of the Hinge Health Entities has received any written notice of any pending or threatened claims alleging any infringement, misappropriation or other violation of third-party Intellectual Property Rights by the Hinge Health Entities; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by the Hinge Health Entities; (v) to the Company’s knowledge, none of the Hinge Health Entities infringe, misappropriate or otherwise violate, or have infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights; (vi) all employees or contractors currently engaged in the development of Intellectual Property Rights on behalf of any of the Hinge Health Entities have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the applicable Hinge Health Entity to the extent such Intellectual Property Rights are not owned by the applicable Hinge Health Entity by operation of applicable laws, and to the Company’s knowledge, no such agreement has been breached or violated; and (vii) the Hinge Health Entities use, and have used, commercially reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all trade secrets, the value of which to the Hinge Health Entities is contingent upon maintaining the confidentiality thereof, and other confidential information, and no such trade secrets or other confidential information have been disclosed other than to employees, suppliers, vendors, consultants, agents, contractors, distributors, alliance relationships and customers of the Hinge Health Entities in the course of their provision of services to or receipt of services from the Hinge Health Entities, all of whom are bound by enforceable confidentiality agreements.

(cc) Except as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole, (i) the Hinge Health Entities use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) none of the Hinge Health Entities use or distribute or have used or distributed any Open Source Software in any manner that requires or has required (A) any of the Hinge Health Entities to permit reverse engineering of any software code or other technology owned by or controlled by any Hinge Health Entity or (B) any software code or other technology owned by or controlled by any Hinge Health Entity to be (1)

disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(dd) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect: (i) during the past three (3) years, each of the Hinge Health Entities has complied and is presently in compliance with all published privacy policies, contractual obligations, industry standards that the Hinge Health Entities have agreed to and are legally binding on the Hinge Health Entities, applicable laws, statutes, judgments, orders, and rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by any of the Hinge Health Entities of personally identifiable, household, sensitive, confidential or regulated data or information (“Data Security Obligations,” and such data and information, “Personal Data”); (ii) during the past three (3) years, none of the Hinge Health Entities have received any written notification of or complaint regarding material non-compliance by any Hinge Health Entity with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Security Obligation or any investigation by any governmental authority relating to the practices of any Hinge Health Entity relating to any non-compliance with any Data Security Obligation.

(ee) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect: (i) each of the Hinge Health Entities has implemented, maintained, and complied with commercially reasonable technical and organizational measures designed to protect the information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (including Personal Data and the data and information of their respective customers and employees stored or otherwise processed by or on behalf of the Hinge Health Entities) used in connection with the operation of the Hinge Health Entities’ businesses (collectively, “IT Systems and Data”) from breach, destruction, loss, unauthorized distribution, use, access, or other compromise or misuse of, or security incident relating to, any such IT Systems and Data (“Breach”); (ii) the Hinge Health Entities’ IT Systems and Data are adequate in all respects for, and operate and perform in all respects as required in connection with, the operation of the respective businesses of the Hinge Health Entities, in each case, to the knowledge of the Company, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) during the past three (3) years, there has been no Breach, and the Hinge Health Entities have not been notified in writing of any fact, event or condition that individually or in the aggregate, would reasonably be expected to result in, any such Breach.

(ff) No material labor dispute with the employees of any Hinge Health Entity exists, or, to the knowledge of the Company, is imminent; and the

Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, in each case, that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole.

(gg) Each of the Hinge Health Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; none of the Hinge Health Entities have been refused any insurance coverage sought or applied for; and none of the Hinge Health Entities have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole.

(hh) Each Hinge Health Entity possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess the same would not, whether individually or in the aggregate, reasonably be expected to have a material adverse effect on the Hinge Health Entities, taken as a whole, and none of the Hinge Health Entities have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Hinge Health Entities, taken as a whole.

(ii) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated entities as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated entities and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(jj) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated entities and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated entities within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(kk) Each of the Hinge Health Entities maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).

(ll) Except as has been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(mm) Each of the Hinge Health Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole) and has paid all taxes required to be paid thereon, including any assessments, fines or penalties related thereto (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Hinge Health Entities, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to any of the Hinge Health Entities which has not been fully paid or otherwise resolved or which, singly or in the aggregate, has had (nor does any Hinge Health Entity have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to any Hinge Health Entity and which could reasonably be expected to have) a material adverse effect on the Hinge Health Entities, taken as a whole.

(nn) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(oo) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule V hereto.

(pp) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan for which the Company or its Controlled Group affiliates would have any liability; (iv) no Plan that is subject to Title IV of ERISA) (“Title IV Plan”) is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Title IV Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan to be funded (excluding accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any Title IV Plan; (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to a Title IV Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Title IV Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (viii) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Hinge Health Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Hinge Health Entities’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a material adverse effect.

(rr) Except as has been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that have not delivered executed lock-up agreements (as described in

Section 6(h)) to the Representatives as of the date hereof are bound by market standoff provisions with the Company that impose restrictions on transfers (subject to certain exceptions set forth in such provisions) with respect to such holders’ securities during the Restricted Period (as defined in Section 7) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement in the form attached as Exhibit A hereto.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by or on behalf of such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by or on behalf of such Selling Shareholder and Computershare Trust Company, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of (i) applicable law, or (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except, in the case of clauses (i), (iii) or (iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have already been obtained or may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section

8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A.

(g) Such Selling Shareholder is not prompted by any material information concerning any of the Hinge Health Entities which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, in the case of each Selling Shareholder, the representations and warranties set forth in this paragraph are limited solely to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished in writing to the Company or the Representatives by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished in writing by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered Shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each such Selling Shareholder, the “Selling Shareholder Information”).

(i) (i) None of such Selling Shareholder or, if such Selling Shareholder is an entity, any of its subsidiaries, or any director, officer, employee, agent, affiliate, or representative of such Selling Shareholder or any of its subsidiaries, is a Person that is, or is controlled by or 50% or more owned by, directly or indirectly, one or more Persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s

Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(B) to fund or facilitate any money laundering or terrorist financing activities; or

(C) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Such Selling Shareholder and, if such Selling Shareholder is an entity, each of its subsidiaries, (a) have not engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(iv) (a) None of such Selling Shareholder or, if such Selling Shareholder is an entity, any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to such Selling Shareholder’s knowledge, any agent or representative of such Selling Shareholder or any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation any Anti-Corruption Laws.

(v) If such Selling Shareholder is an entity, the operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws.

(vi) If such Selling Shareholder is an entity, such Selling Shareholder and each of its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Selling Shareholder, threatened. Such Selling Shareholder and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(j) Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(k) Each Selling Shareholder listed on Schedule I hereto and organized or domiciled or otherwise resident for tax purposes in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Shareholder”) specifically agrees that no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters or any Hinge Health Entity in such Non-U.S. Selling Shareholder’s jurisdiction of organization or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(l) Each Non-U.S. Selling Shareholder has the power to submit, and pursuant to Section 16(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16(a)).

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller, as set forth on Schedule I hereto, as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters the Additional Shares as set forth opposite its name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any such election to purchase Additional Shares shall be made in proportion to the maximum number of Additional Shares to be sold by all Selling Shareholders as set forth in Schedule I hereto, in proportion to the maximum number of Additional Shares to be sold by each Selling Shareholder as set forth in Schedule I hereto. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2025, or at such other time on the same or such other date, not later than [•], 2025, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2025, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or to the Company’s knowledge, threatened by the Commission;

(ii) none of the Hinge Health Entities has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Hinge Health Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i), 6(a)(ii) and 6(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a corporate opinion, tax opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date (i) an opinion of Whalen LLP, counsel for the Selling Shareholders, dated the Closing Date and (ii) an opinion of [ ⚫ ], dated the Closing Date, each in form and substance satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(e) above, Latham & Watkins LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Latham & Watkins LLP, Whalen LLP, Maples and Calder (Cayman) LLP, Carey Olsen (Guernsey) LLP, southgate (registered association) and Travers Smith LLP described above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus

and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company as to the accuracy of certain financial and other information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A attached hereto, between the Representatives and certain securityholders, officers and directors of the Company relating to restrictions on sales and certain dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”) shall be in full force and effect on the Closing Date.

(i) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) a corporate opinion, tax opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) (A) an opinion of Whalen LLP, counsel for the Selling Shareholders, dated the Option Closing Date and (B) an opinion of [ ⚫ ], dated the Option Closing Date, each relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the applicable opinion required by Section 6(d) hereof;

(iv) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a certificate from the chief financial officer of the Company, dated the Option Closing Date, substantially in the same form and substance as the certificate required by Section 6(g) hereof; and

(vii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives upon written request, without charge, four signed copies of the Registration Statement (including exhibits thereto) (which may be an electronic facsimile) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained in this provision shall require the Company to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction in which it is not otherwise subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis, and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a statement certifying that the Shares do not constitute a “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the Code, dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in this Section 7.

(k) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) confidentially submit or file any registration statement with the

Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant (including net exercises to cover exercise prices or tax obligations), the settlement of restricted stock units or other equity awards (including any “net” exercise or settlement) outstanding as of the date hereof pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, or the conversion, reclassification, or exchange of a security outstanding on the date hereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan or non-employee director compensation plan or program in effect as of the Closing Date and described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, provided that all recipients of any such grants or issuances shall execute and deliver to the Representatives a lock-up agreement substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period, subject to any earlier release as provided in such lock-up agreement to the extent the securities held by such person are not otherwise bound by a market standoff agreement that is at least as restrictive as the terms contained in the lock-up agreement, (D) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (E) the sale or issuance of, or entry into an agreement to sell or issue, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions of securities, businesses, property, or other assets, products, or technologies, joint ventures, commercial relationships, or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised, or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) shall not exceed five percent (5%) of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully diluted basis, and provided, further, that each recipient of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (E) shall execute and deliver to the Representatives a lock-up agreement substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period, subject to any earlier release as provided in such lock-up agreement, (F) the filing by the Company of a registration statement on Form S-8 (or successor form) relating to the issuance, vesting, exercise, or settlement of equity awards granted or to be granted pursuant to any employee benefit plan as in effect on the date hereof and described in the Time of Sale Prospectus and Prospectus or any assumed benefit plan contemplated by clause (E), (G) the filing by the Company of a registration statement on Form S-8 relating to the resale of equity awards granted pursuant to any employee benefit plan in effect on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (H) the issuance by the Company of shares of common stock or preferred stock, as applicable, as part of an exchange of exchangeable shares of preferred stock or common stock of wrnch Software Inc. (“Holdco”) held by certain stockholders of Holdco as described in that certain Exchange Rights Agreement, dated October 12, 2021.

In addition, during the Restricted Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of the lock-up agreement in the form attached as Exhibit A hereto, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Representatives.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Seller will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) All sums payable by each Non-U.S. Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case each Non-U.S. Selling Shareholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Non-U.S. Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, such Non-U.S. Selling Shareholder shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and those of the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel, Whalen LLP, for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (other than such costs and expenses set forth in the last sentence of this paragraph which, for the avoidance of doubt, shall be paid by each Selling Shareholder), (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the aggregate amount payable by the Company pursuant to clauses (iii) and (iv) shall not, in the aggregate, exceed $75,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares , including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show with the prior approval of each of the Company and the Representatives (the remaining 50% of the cost of such aircraft and other transportation to be paid by the Underwriters), and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares. It is also understood that the Selling Shareholders will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholders’ obligations hereunder with respect to (i) any fees and expenses of any advisors or counsel other than Whalen LLP for such Selling Shareholders and (ii) all underwriting discounts and commissions and all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholders to the Underwriters hereunder.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the

Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information as defined in paragraph (c) below. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholder Information relating to such Selling Shareholder. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (after deducting underwriting discounts and commissions but before deducting expenses) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”) less any amounts such Selling Shareholder actually pays pursuant to the contribution provisions of Section 11(e) below.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed that the only such information shall be furnished by any such Underwriter consists of the following information in the Registration Statement, the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the selling concession amount appearing in the first sentence of the third paragraph under the caption “Underwriters,” the information concerning sales to discretionary accounts appearing in the sole sentence of the seventh paragraph under the caption “Underwriters,” and the information concerning stabilization in the first, second, fourth through seventh and ninth through eleventh sentences of the eighteenth paragraph under the caption “Underwriters.”

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonably incurred and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (b) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ obligations to contribute pursuant to this Section 11 are several, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to the Selling Shareholder Proceeds of such Selling Shareholder less any amounts that such Selling Shareholder actually pays pursuant to the indemnity provisions of Section 11(b) above.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the

Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Submission to Jurisdiction. Each Non-U.S. Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each Non-U.S. Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each Non-U.S. Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. Any Non U.S. Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each Non-U.S. Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the relevant Non-U.S. Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Taxes. If any sum payable by a Non-U.S. Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax and such increase shall be the responsibility of such Non-U.S. Selling Shareholder.

19. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to: Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Barclays Capital Inc. at Barclays Capital Inc. 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133); and BofA Securities Inc., One Bryant Park New York, New York 10036, Attention: Syndicate Department (Email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (Email: dg.ecm_legal@bofa.com); if to the Company shall be delivered, mailed or sent to Hinge Health, Inc., 455 Market Street, Suite 700, San Francisco, California 94105, Attention: General Counsel; and if to the Selling Shareholders shall be delivered, mailed or sent to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy, which shall not constitute notice, to Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach, CA 92660.

[Signature page follows]

Very truly yours,

HINGE HEALTH, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Name:
	Title:	Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

BARCLAYS CAPITAL INC.

BOFA SECURITIES, INC.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold if Maximum Option Exercised

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Evercore Group L.L.C.
RBC Capital Markets, LLC
Truist Securities, Inc.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.
Piper Sandler & Co.
Canaccord Genuity LLC
KeyBanc Capital Markets Inc.
Needham & Company, LLC
Raymond James & Associates, Inc.
KKR Capital Markets LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•], 2025

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	Orally communicated pricing information:

•	Firm Shares: [•]

•	Additional Shares: [•]

•	Public Offering Price: $[•] per share

III-1

SCHEDULE IV

Subsidiaries

1.	Hinge BC Holdings 2, Ltd.

2.	wrnch Software Inc.

3.	Thimble Bioelectronics, Inc.

4.	Hinge Health India Private Limited

5.	Marblar Limited

6.	Hinge Health Digital Clinic, Inc.

7.	Hinge Health MSO, Inc.

8.	Hinge Health Administrative Services, Inc.

9.	Hinge Health Network, LLC

Professional Corporations

1.	Hinge Health Digital CA PC

2.	Hinge Health Digital NJ, P.C.

3.	Hinge Health Digital MI PC

4.	Hinge Health Digital KS P.A.

5.	Hinge Health Digital CO PC

IV-1

SCHEDULE V

Written Testing-the-Water Communications

1.	[ ⚫ ]

V-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2025

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Barclays Capital Inc. and BofA Securities, Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hinge Health, Inc., a Delaware corporation (the “Company”), and the selling shareholders listed on Schedule I of the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters listed on Schedule II to the Underwriting Agreement, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company. As used herein, the term “Common Stock” refers to shares of the Company’s common stock, $0.00001 par value per share, and any shares into which such shares are reclassified, converted or exchanged.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he, she or it will not, and will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, shares of Common Stock, including, without limitation, the Company’s preferred stock or securities which may be issued upon exercise of stock options, restricted stock units or warrants (collectively, the “Other Securities”) or (2) enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or Other Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or Other Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or Other Securities in the following transactions:

(a) any sales of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement;

(b) transactions relating to shares of Common Stock or Other Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or Other Securities acquired in the Public Offering or such open market transactions (other than a filing on a Schedule 13D or 13G that is required to be filed during the Restricted Period);

(c) transfers of shares of Common Stock or Other Securities (i) as a bona fide gift, (ii) for bona fide estate planning purposes, (iii) upon death or by will, testamentary document or intestate succession, (iv) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this clause (c), “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership, or adoption, not more remote than first cousin), or (v) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary;

(d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions, transfers or dispositions of shares of Common Stock or Other Securities (i) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity that controls, is controlled by, or is under common control with, or managed by the undersigned or affiliates of the undersigned, or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders;

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(e) (i) the receipt by the undersigned from the Company of shares of Common Stock or Other Securities upon the exercise of options or settlement of restricted stock units or other equity awards pursuant to equity plans that are disclosed in the Prospectus or (ii) the transfer of shares of Common Stock or Other Securities to the Company upon a vesting or settlement event of the Company’s restricted stock units or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities, options or restricted stock units (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding securities, options or restricted stock units (or the Common Stock or Other Securities issuable upon the exercise or settlement thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations; provided that (x) the shares of Common Stock or Other Securities received upon exercise or settlement of the security, option or restricted stock unit are subject to the terms of this Letter Agreement, (y) any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in clauses (i) or (ii), as the case may be, (B) no shares of Common Stock or Other Securities were sold by the reporting person, and (C) in the case of clause (i), the shares of Common Stock or Other Securities received upon exercise or settlement of the option, restricted stock unit or other equity award are subject to a lock-up agreement with the Underwriters of the Public Offering;

(f) the establishment or modification of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or Other Securities (a “10b5-1 Plan”), provided that (i) such 10b5-1 Plan does not provide for the transfer of Common Stock or Other Securities during the Restricted Period, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the establishment or modification of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock or Other Securities may be made under such 10b5-1 Plan during the Restricted Period;

(g) the transfer of Common Stock or Other Securities that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement, divorce decree, separation agreement or other court order, provided that such transfer shall not involve a disposition for value, and each such transferee shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement;

(h) the conversion of the outstanding preferred stock into shares of Common Stock prior to or in connection with the consummation of the Public Offering, or the reclassification, conversion or exchange of any shares of any class of the Company’s common stock into shares of Common Stock, provided that any such shares of Common Stock received upon such reclassification, conversion or exchange shall be subject to the terms of this Letter Agreement;

4

(i) the transfer of shares of Common Stock or Other Securities in connection with or in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of the Company’s capital stock involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock or Other Securities held by the undersigned shall remain subject to the restrictions contained in this Letter Agreement (for purposes of this clause (j), “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares of Common Stock or Other Securities if, after such transfer, the equity holders of the Company immediately prior to such transfer do not own at least fifty percent (50%) of the outstanding voting securities of the Company (or the surviving entity));

(j) any transfer of shares of Common Stock or Other Securities to the Company pursuant to arrangements under which the Company has the option to repurchase such shares or Other Securities or a right of first refusal with respect to such securities; and

(k) transactions as permitted with the prior written consent of the Representatives;

provided that in the case of any transfer, distribution or disposition pursuant to clause (c) or (d), (i) such transfer shall not involve a disposition for value, (ii) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (iii) no filing under Section 16(a) of the Exchange Act, or any other public filing, report, announcement or disclosure reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a required filing on a Schedule 13D or 13G or pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall clearly indicate in the footnotes thereto the nature of the transaction and that such shares remain subject to the restrictions set forth herein); and

provided further that in the case of any transfer pursuant to clause (g) or (j), no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure shall be made during the Restricted Period, unless such filing is required and clearly indicates in the footnotes thereto that it relates to the circumstances described in clauses (g) or (j), as the case may be.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock and Other Securities except in compliance with the foregoing restrictions.

5

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such public notification. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the provisions of the second paragraph of this Letter Agreement,

(1) if (a) the undersigned is an employee of, or other service provider to, the Company or any of its subsidiaries (but excluding in all cases any director of the Company and any “officer” of the Company (as defined in Rule 16a-1(f) under the Exchange Act)) as of the Initial Earnings Release Date (any such person, an “Employee Shareholder”) and (b) the closing price per share of the Class A Common Stock on the exchange on which the Class A Common Stock is listed has exceeded 120% of the initial public offering price per share of Class A Common Stock set forth on the cover page of the Prospectus for at least five (5) Trading Days (one of which must be a Trading Day occurring after the Initial Earnings Release Date) out of any ten (10) consecutive Trading Day period, then 25% of the aggregate number of shares of Common Stock and Other Securities held by such Employee Shareholder as of March 1, 2025 (the “Measurement Date”), which number, for purposes of this calculation, shall include (A) (1) restricted stock units that have satisfied the service vesting condition as of the Measurement Date but for which the satisfaction of the liquidity event condition is delayed until the effectiveness of the registration statement related to the Public Offering (the “Registration Statement”), (2) performance-based restricted stock units that have satisfied the service and performance vesting conditions as of the Measurement Date but for which the satisfaction of the liquidity event condition is delayed until the effectiveness of the Registration Statement and (3) vested and exercisable stock options as of the Measurement Date, but exclude any unvested warrants, convertible securities, stock options, restricted stock units or other equity awards issued by the Company as of the Measurement Date, and (B) such shares of Common Stock and Other Securities that are held by any trust for the direct or indirect benefit of the Employee Shareholder or of an immediate family member of the Employee Shareholder, will be automatically released from the restrictions contained in this Lock-Up Agreement and may be sold in

6

the public market, subject to compliance with the Company’s insider trading policy and applicable securities laws, including, without limitation, Rule 144 promulgated under the Securities Act, beginning on the 90th day after the date of the Prospectus; and

(2) the Restricted Period shall terminate in its entirety for all parties on the completion of the 180th day after the date of the Prospectus (any such release of Common Stock or Other Securities pursuant to clause (1) or (2), a “Lock-Up Release”);

provided that, if any Lock-Up Release is scheduled to occur during, or within five (5) Trading Days prior to, a Blackout Period, such Lock-Up Release shall occur on the sixth Trading Day immediately prior to the commencement of such Blackout Period; and

provided further that any Lock-Up Release prior to the completion of the 180th day after the date of the Prospectus shall not occur unless the Company shall have publicly announced the date of the earnings release that shall give rise to such Lock-Up Release and the anticipated date of such Lock-Up Release on a Current Report on Form 8-K, at least one (1) Trading Day in advance of the Lock-Up Release.

For purposes of this Letter Agreement, “Blackout Period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy, “Trading Day” shall mean a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities, and “Initial Earnings Release Date” shall mean the date that the Company publicly announces its earnings for the first completed quarterly period (which, for this purpose, shall not include “flash” numbers or preliminary, partial earnings) following the most recent fiscal period for which financial statements are included in the Prospectus.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Public Offering or sell any Shares at the price

7

determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Letter Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) July 31, 2025 if the Public Offering of the Shares has not been completed by such date (provided that the Company may by written notice to the undersigned prior to July 31, 2025 extend such date for a period of up to an additional three months).

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Signature page follows.

8

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

A-1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 2025

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC, Barclays Capital Inc. and BofA Securities, Inc. (the “Representatives”) in connection with the offering by Hinge Health, Inc. (the “Company”) of _____ shares of Class A common stock, $__ par value per share (the “Common Stock”), of the Company and the lock-up agreement dated ____, 2025 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2025, with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC, Barclays Capital Inc. and BofA Securities, Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 2025; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

[Signature page follows]

B-1

Very truly yours,

Morgan Stanley & Co. LLC
Barclays Capital Inc.
BofA Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

BofA SECURITIES, INC.

By:
Name:
Title:

cc: Company

[Signature Page to Lock-up Waiver]

B-2

FORM OF PRESS RELEASE

Hinge Health, Inc.

[•], 2025

Hinge Health, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, Barclays Capital Inc. and BofA Securities, Inc., the lead book-running managers in the Company’s recent public sale of _____ shares of its Class A common stock are [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2025, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3